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                                                                    Exhibit 23.9


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38521, 333-38523, 333-38525, 333-38527, 333-
38531, 333-38533, 333-38537, 333-38539, 333-48167 and 333-61395), Form S-4 (No.
333-61401) and Form S-3 (No. 333-64979) of Security Capital Group Incorporated of our report dated February 25, 2000 relating to the financial statements of Security Capital (EU) Management Holdings S.A., which is incorporated in the Security Capital Group Incorporated Annual Report on Form 10-K.


PricewaterhouseCoopers S.a.r.l.                       Luxembourg, March 24, 2000
Reviseur d'entreprises
Represented by


Pascal Rakovsky